Exhibit 32.1

SECTION 906 CERTIFICATION
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) in connection with the Annual Report on Form 10-K of Zymeworks Inc. for the annual period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer hereby certifies, to such officer’s knowledge, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Zymeworks Inc.

/s/ Kenneth Gabraith
Name:	Kenneth Galbraith
Title:	Chief Executive Officer
Date:	March 6, 2024
This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed “filed” by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.